UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 18, 2006

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On July 18, 2006, NationsRent Companies, Inc. ("NationsRent" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ashtead Group plc, a United Kingdom company ("Ashtead"), Sunbelt Rentals, Inc., a Delaware company and an indirect subsidiary of Ashtead and Neptune Ventures Group, Inc., a Delaware company and a direct subsidiary of Sunbelt Rentals, Inc. pursuant to which the Company would be merged with Neptune Ventures Group, Inc., with the Company surviving as a wholly-owned indirect subsidiary of Ashtead (the "Merger").

          At the time when the Merger becomes effective (the "Effective Time"), each issued and outstanding share of NationsRent's common stock shall be converted into the right to receive its pro rata share of the Common Stock Consideration. The aggregate Common Stock Consideration will consist of:

•	an aggregate of $494,998,000, less the transaction expenses incurred by the Company;

•	the amount of the $28,000,000 escrow fund (the "Escrow Amount") (and interest, net of taxes) available after settlement of any claims against the escrow fund pursuant to the Merger Agreement and a related escrow agreement;

•	the balance of a reserve account (initially $5,000,000) established to cover the third party costs which may be incurred by the stockholders' representative in disputing claims by Ashtead against the Escrow Amount and to resolve any other disagreements, including any disagreements over the Common Stock Deferred Payment (as described below); and

•	the "Common Stock Deferred Payment" of up to $89,000,000, if achieved.

          The Common Stock Deferred Payment is payable in full if Ashtead's share price equals or exceeds 140% of its "reference price" of 223.5 pence (with payments being earned in installments of approximately $5,000,000 each for each percentage point between 123.2% and 140%) based on measurements on certain trading days over the period lasting until the third anniversary date of the closing.

          At the Effective Time, each issued and outstanding share of NationsRent's Series A Preferred Stock shall be converted into the right to receive $1,000, the liquidation preference, in cash, for an aggregate of $72,002,000.

          The obligations of each party to consummate the Merger are subject to the satisfaction or waiver of certain conditions as specified in the Merger Agreement, including, among other things, the following:

•	NationsRent's consummation of bond tender offers for its two outstanding issues of senior notes (and receipt of related consents from holders of a majority of the outstanding amount of each such series of notes to amend the related indenture);

•	Ashtead obtaining shareholder approval of a rights offering it is conducting in connection with the Merger;

•	Ashtead consummating financing necessary to fund the payments of merger consideration;

•	No material adverse effect having occurred with respect to the Company nor any change, event or condition, individually or in the aggregate, that would reasonably be expected to have a material adverse effect on the Company; and

•	Expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

          The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing under certain circumstances as specified in the Merger Agreement. Either party may terminate if the Merger has not occurred by September 30, 2006. Subject to certain conditions, the Company will be entitled to a $11,300,000 "breakup fee" if the Merger Agreement is terminated due to (a) the failure of Ashtead's shareholders to approve the rights offering mentioned above, or of Ashtead to effect the admission of certain shares for listing under United Kingdom procedures or (b) Ashtead's inability to consummate financing.

          The Merger is expected to close on or about August 31, 2006.

          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms, provisions, conditions and covenants of the Merger Agreement, a copy of which has been filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting the Company. In particular the Merger Agreement contains representations and warranties the parties thereto that were made to and solely for the benefit of other parties thereto, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of any fact or facts. The Company also issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this report Form 8-K.

Item 8.01	Other Events.

          The press release issued by NationsRent on July 19, 2006, attached as an exhibit to this Form 8-K, also noted that NationsRent had commenced a cash tender offer for any and all of its 9½% Senior Notes due May 1, 2015 and 9½% Senior Secured Notes due October 15, 2010 and that, in connection with such offers, holders of such notes are being solicited to provide consents to certain amendments that would eliminate most of the restrictive covenants and events of default contained in the indenture for the notes due in 2015 and amend the satisfaction and discharge section of the indenture for the notes due in 2010.

          The tender offers and consent solicitations are being made upon the terms and subject to the conditions as described in NationsRent's Offer to Purchase and Consent Solicitation Statement, dated July 19, 2005 (the "Statement") and related letter of transmittal. The consent solicitations will expire at 5:00 p.m., New York City time, on July 31, 2006, and the offers will expire at 5:00 p.m., New York City time, on August 29, 2006, in each case unless extended by NationsRent. NationsRent is making the offers and soliciting the consents in connection with the proposed Merger discussed above.

           Completion of the offers and consent solicitations is subject to the satisfaction of certain conditions, including, but not limited to, receipt of valid tenders and consents from at least a majority in principal amount of each series of outstanding notes and the consummation of the Merger contemplated by the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

                      10.1   Agreement and Plan of Merger dated July 18, 2006, by and among NationsRent Companies, Inc., Ashtead Group plc, Sunbelt Rentals, Inc. and Neptune Ventures Group, Inc.

                      99.1   Press release issued by NationsRent Companies, Inc. on July 19, 2006.

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signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Joseph H. Izhakoff Name: Joseph H. Izhakoff Title: Executive Vice President, General Counsel and Secretary

Dated:  July 21, 2006

INDEX TO EXHIBITS

Current Report on Form 8-K
dated July 18, 2006

NationsRent Companies, Inc.

           10.1   Agreement and Plan of Merger dated July 18, 2006, by and among NationsRent Companies, Inc., Ashtead Group plc, Sunbelt Rentals, Inc. and Neptune Ventures Group, Inc.

           99.1   Press release issued by NationsRent Companies, Inc. on July 19, 2006.